SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  March 8, 2005
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                      AMERICAN ELECTRIC POWER COMPANY, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

                                    New York
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                (State or Other Jurisdiction of Incorporation)

         1-3525                                           13-4922640
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(Commission File Number)                       (IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH                            43215
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(Address of Principal Executive Offices)                 (Zip Code)

                                  614-716-1000
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             (Registrant's Telephone Number, Including Area Code)


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        (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In February, 2005, the Company's Board of Directors authorized the repurchase of common shares up to an aggregate purchase price of $500 million. On March 8, 2005, the Company entered into a Purchase Agreement with Merrill Lynch International ("Merrill") pursuant to which the Company repurchased, in an accelerated share repurchase transaction, 12.5 million shares of common stock.

The initial price paid per share was $34.63. The repurchase was funded from available cash on hand. The repurchased shares are subject to a future contingent-purchase price adjustment expected to be settled during the second quarter of 2005. The purchase price adjustment will be based upon the prices actually paid by Merrill during the repurchase period and certain other provisions. The common shares repurchased by AEP will be held as treasury stock.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AMERICAN ELECTRIC POWER COMPANY, INC.


                              By: /s/ Thomas G. Berkemeyer
                              Name: Thomas G. Berkemeyer
                              Title: Assistant Secretary


March 9, 2005